Exhibit 99.1

Argan, Inc. Reports First Quarter Results

June 8, 2021 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) (“Argan” or the “Company”) today announced financial results for its first quarter ended April 30, 2021. For additional information, please read the Company’s Quarterly Report on Form 10-Q, which the Company intends to file today with the U.S. Securities and Exchange Commission (the “SEC”). The Quarterly Report can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.arganinc.com.

Summary Information (dollars in thousands, except per share data)

	April 30,
	2021	2020	Change
For the Quarter Ended:
Revenues	$126,341	$60,148	$66,193
Gross profit	23,714	4,009	19,705
Gross margin %	18.8%	6.7%	12.1%
Net income (loss) attributable to the stockholders of the Company	$10,766	$(763)	$11,529
Diluted per share	0.67	(0.05)	0.72
EBITDA attributable to the stockholders of the Company	15,644	(4,055)	19,699
Diluted per share	0.98	(0.26)	1.24
Cash dividends per share	0.25	0.25	—

	April 30,	January 31,
As of:	2021	2021	Change
Cash, cash equivalents and short-term investments	$466,750	$456,726	$10,024
Net liquidity (1)	275,966	270,133	5,833
RUPO (2)	478,743	552,531	(73,788)

(1)	Net liquidity, or working capital, is defined as total current assets less total current liabilities.
(2)	The amount of remaining unsatisfied performance obligations (“RUPO”) represents the project backlog related to active contracts with customers, as determined under revenue recognition rules.

“We are continuing the momentum from Fiscal 2021 into the first quarter of Fiscal 2022 with our third consecutive quarter of earnings per share equal to or in excess of $0.60,” Rainer Bosselmann, Chairman and Chief Executive Officer of Argan, said. “All of our business segments continue to rebound from the beginning of the COVID-19 pandemic and produce increasing revenues and profit quarter over quarter. In addition, we were pleased to announce in May the award and start of an EPC services contract to build one of the largest solar power plants in Pennsylvania, which complements our core gas-fired power plant business, where we are executing on the Guernsey Power Station, which is the largest single-phase gas-fired power plant construction project in the US.”

Consolidated revenues for the quarter ended April 30, 2021 were $126.3 million, which represented an increase of $66.2 million, or 110.1%, from consolidated revenues of $60.1 million reported for the three months ended April 30, 2020. The increase was primarily due to increasing revenues at Gemma Power Systems (“GPS”) associated with the construction of the Guernsey Power Station. Additionally, the industrial services business segment reported revenues of $26.7 million for the three months ended April 30, 2021, which represented an increase of $16.9 million, or 173.6%, from revenues of $9.7 million reported for the three months ended April 30, 2020.

Consolidated gross profit for the three-month period ended April 30, 2021 was $23.7 million, or 18.8% of the corresponding consolidated revenues, which reflected primarily the favorable impacts of the higher amount of consolidated revenues and positive contributions from all three reportable business segments. For the three-month period ended April 30, 2020, the consolidated gross profit was $4.0 million, which represented approximately 6.7% of the corresponding amount of consolidated revenues and reflected $2.7 million of subcontract loss incurred by Atlantic Projects Company (“APC”) related to the TeesREP project, for which APC has recently completed activities.

Selling, general and administrative expenses for the three months ended April 30, 2021 and 2020 were $9.9 million, or 7.8% of corresponding consolidated revenues, and $10.3 million, or 17.2% of corresponding consolidated revenues, respectively.

Due primarily to the consolidated pre-tax book income reported for the three-month period ended April 30, 2021 in the amount of $14.5 million, we reported income tax expense in the amount of $3.8 million for the period. For the three months ended April 30, 2020, we recorded an income tax benefit of $4.5 million which amount included primarily $4.2 million of carryback benefit related to the net operating loss incurred by us for the year ended January 31, 2020.

For the three months ended April 30, 2021, our improved overall operating performance resulted in net income attributable to our stockholders in the amount of $10.8 million, or $0.67 per diluted share. Last year, despite the favorable effect of the net operating loss carryback benefit, we reported a net loss attributable to our stockholders in the amount of $0.8 million, or $0.05 per dilutive share.

As of April 30, 2021, cash, cash equivalents and short-term investments totaled $467 million and net liquidity was $276 million; furthermore, the Company had no debt. The Company’s consolidated amount of RUPO was approximately $0.5 billion as of April 30, 2021.

In May 2021, we announced that GPS entered into an engineering, procurement and construction services contract with an affiliate of Competitive Power Ventures, Inc., to construct the 100 MW Maple Hill Solar facility in Pennsylvania. GPS also received Notice to Proceed with project activities immediately. The project will be added to the Company’s RUPO in the second quarter and completion is scheduled to occur during the second half of 2022.

About Argan, Inc.

Argan’s primary business is providing a full range of services to the power industry, including the renewable energy sector. Argan’s service offerings focus on the engineering, procurement and construction of natural gas-fired power plants and renewable energy facilities, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns The Roberts Company, which is a fully integrated fabrication, construction and industrial plant services company, and SMC Infrastructure Solutions, which provides telecommunications infrastructure services.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Reference is hereby made to the cautionary statements made by the Company with respect to risk factors set forth in its most recent reports on Form 10-K, Forms 10-Q and other SEC filings. The Company’s future financial performance is subject to risks and uncertainties including but not limited to the successful addition of new contracts to project backlog, the receipt of corresponding notices to proceed with contract activities and the Company’s ability to successfully complete the projects that it obtains. The Company has several signed EPC contracts that have not started and may not start as forecasted due to market and other circumstances beyond its control. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to the risk factors highlighted above and described regularly in the Company’s SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	David Watson
301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 30,
	2021	2020
REVENUES	$126,341	$60,148
Cost of revenues	102,627	56,139
GROSS PROFIT	23,714	4,009
Selling, general and administrative expenses	9,892	10,344
INCOME (LOSS) FROM OPERATIONS	13,822	(6,335)
Other income, net	712	1,088
INCOME (LOSS) BEFORE INCOME TAXES	14,534	(5,247)
Income tax (expense) benefit	(3,768)	4,454
NET INCOME (LOSS)	10,766	(793)
Net loss attributable to non-controlling interests	—	(30)
NET INCOME (LOSS) ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	10,766	(763)
Foreign currency translation adjustments	(118)	(246)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$10,648	$(1,009)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$0.68	$(0.05)
Diluted	$0.67	$(0.05)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	15,726	15,643
Diluted	15,961	15,643

CASH DIVIDENDS PER SHARE	$0.25	$0.25

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	April 30,	January 31,
	2021	2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$396,675	$366,671
Short-term investments	70,075	90,055
Accounts receivable, net	32,379	28,713
Contract assets	26,158	26,635
Other current assets	33,744	34,146
TOTAL CURRENT ASSETS	559,031	546,220
Property, plant and equipment, net	19,944	20,361
Goodwill	27,943	27,943
Other purchased intangible assets, net	3,869	4,097
Deferred taxes	—	249
Right-of-use and other assets	7,185	3,760
TOTAL ASSETS	$617,972	$602,630

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$41,467	$53,295
Accrued expenses	42,050	50,750
Contract liabilities	199,548	172,042
TOTAL CURRENT LIABILITIES	283,065	276,087
Deferred taxes	350	—
Other noncurrent liabilities	3,741	4,135
TOTAL LIABILITIES	287,156	280,222

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 15,772,673 and 15,706,202 shares issued at April 30, 2021 and January 31, 2021 respectively; 15,769,440 and 15,702,969 shares outstanding at April 30, 2021 and January 31, 2021, respectively	2,366	2,356
Additional paid-in capital	154,974	153,282
Retained earnings	172,934	166,110
Accumulated other comprehensive loss	(1,199)	(1,081)
TOTAL STOCKHOLDERS’ EQUITY	329,075	320,667
Non-controlling interests	1,741	1,741
TOTAL EQUITY	330,816	322,408
TOTAL LIABILITIES AND EQUITY	$617,972	$602,630

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

(In thousands)(Unaudited)

	Three Months Ended
	April 30,
	2021	2020
Net income (loss), as reported	$10,766	$(793)
Income tax expense (benefit)	3,768	(4,454)
Depreciation	882	937
Amortization of purchased intangible assets	228	225
EBITDA	15,644	(4,085)
EBITDA of non-controlling interests	—	(30)
EBITDA attributable to the stockholders of Argan, Inc.	$15,644	$(4,055)